PROMISSORY NOTE
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     $230,000                                           April 12, 2000
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     The undersigned,  Robert P.  Stiller ("Payor"), promises  to pay  to  Green
     Mountain Coffee Roasters, Inc. ("Payee") or order, the principal sum of Two Hundred and Thirty Thousand dollars ($230,000) with interest accruing on the unpaid principal balance at a rate equal to the highest prime rate as reported by THE WALL STREET JOURNAL. The interest rate shall be adjusted as of the day following any change in the prime rate reported by THE WALL STREET JOURNAL. Interest shall be payable upon repayment of this note. The entire principal balance and accrued interest shall be due and payable on April 12, 2001.

     Such payment shall be made at Payee's principal place of business at 33 Coffee Lane, Waterbury, Vermont 05676 or at such other place as the holder hereof may designate in writing, such payments and any other sum due hereunder to be made in lawful money of the United States of America.

     This Note may be prepaid without penalty.

     In the case of default, the Payor agrees to pay the reasonable cost of collection, including reasonable attorney's fees.

     Every maker, guarantor and endorser waives presentment, demand, protest, and notice.

     Witness                                            Payor

     /s/ Robert D. Britt                                /s/ Robert P. Stiller
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     Robert D. Britt                                    Robert P. Stiller